Exhibit 10.27

FORM OF NON-DISCLOSURE, NON-COMPETITION, COMMITMENT

AND PROPRIETARY INFORMATION AGREEMENT

In partial consideration and as a condition of my employment/continued employment with Beijing Super TV Co., Ltd. (“WFOE”), and effective as of the date that my employment with WFOE first commenced, I hereby agree as follows:

1.	Non Resignation Until One Year After the Qualified IPO

I will, during my employment by the WFOE, devote the whole of my time, attention and ability during my agreed hours of work to the interests of the WFOE, Beijing Novel-Tongfang Digital TV Technology Co., Ltd. (“Novel DTV”), China Digital TV Holding Co., Ltd. and their respective subsidiaries (the WFOE, Novel DTV, China Digital TV Holding Co., Ltd. and their respective subsidiaries collectively referred to as “Company Group”) and use my best endeavors to promote the interests of the Company Group, until at least one (1) year after the Qualified IPO (as defined in the Share Purchase Agreement dated                             ) unless my earlier resignation is approved by the prior written consent of SB Asia Infrastructure Fund L.P. (“SAIF”) or unless an alternative arrangement is agreed by SAIF, as long as SAIF holds directly or indirectly at least 10% of the issued and outstanding shares of the series A preferred stock of China Digital TV Technology Co. Ltd. and/or common stock issued upon the conversion of such series A preferred stock.

2.	Non-Disclosure

A. I will hold all the Company Group’s Confidential Information in confidence and will not disclose, use, copy, publish, summarize, or remove from the premises of any member of the Company Group any Confidential Information, except (a) as necessary to carry out my assigned responsibilities as a WFOE employee, and (b) after termination of my employment, only as specifically authorized in writing by an officer of the WFOE. However, I shall not be obligated under this paragraph with respect to information I document that is or becomes readily publicly available without restriction through no fault of mine. “Confidential Information” shall mean all information related to any aspect of the business of any member of the Company Group which is either information not known by actual or potential competitors of any member of the Company Group or is proprietary information of the Company Group, whether of a technical nature or otherwise. Confidential Information includes inventions, disclosures, processes, systems, methods, formulae, devices, patents, patent applications, trademarks, intellectual properties, instruments, materials, products, patterns, compilations, programs, techniques, sequences, designs, research or development activities and plans, specifications, computer programs, source codes, costs of production, prices or other financial data, volume of sales, promotional methods, marketing plans, lists of names or classes of customers or personnel, lists of suppliers, business plans, business opportunities or financial statements.

B. I will safeguard and keep confidential the proprietary information of customers, vendors, consultants and other parties with which any member of the Company Group does business to the same extent as if it were the Company Group’s Confidential Information. I will not, during my employment with the WFOE or otherwise, use or disclose to the WFOE any confidential, trade secret or other proprietary information or material of any previous employer or other person, and I will not bring onto the WFOE’s premises any unpublished document or any other property belonging to any former employer without the written consent of that former employer.

3.	Non-Competition

A. During my employment with the WFOE, I will perform for the Company Group such duties as it may designate from time to time and will devote my full working time and attention exclusively to the interests of the Company Group and use my best efforts to promote the Company Group’s interests, and will not, without the prior written approval of SAIF (as long as SAIF holds directly or indirectly at least 10% of the issued and outstanding shares of the series A preferred stock of China Digital TV Technology Co. Ltd. and/or common stock issued upon the conversion of such series A preferred stock) (a) engage in any other professional employment or professional consulting, save that I may hold the positions of faculty staff of Qinghua University ( ) so long as such position will not result in any significant negative impact on the day-to-day operation and management of the Company Group, and the Vice General Manager of Beijing Novel Tongfang Information Engineering Co., Ltd. ( ) until I find a replacement for the said Vice General Manager position, or (b) directly or indirectly participate in or assist any business which is a current or potential (i) supplier, (ii) customer, or (iii) competitor of any member of the Company Group. I agree that I will use my best endeavors to find a replacement for the said Vice General Manager position in the shortest time possible.

B. I agree that during the term of my employment with the WFOE (whether or not during business hours) and for one year thereafter, I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of any member of the Company Group, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of any member of the Company Group.

C. During the term of my employment by the WFOE and for one year thereafter, I shall not directly or indirectly, without the prior written consent of the WFOE and SAIF (as long as SAIF holds directly or indirectly at least 10% of the issued and outstanding shares of the series A preferred stock of China Digital TV Technology Co. Ltd. and/or common stock issued upon the conversion of such series A preferred stock), solicit, recruit, encourage or induce any employees, officers, consultants, contractors or subcontractors of any member of the Company Group to leave the employment of the Company Group, either on my own behalf or on behalf of any other person or entity.

4.	Proprietary Information

A. Upon termination of my employment, I will promptly return to the WFOE all items containing or embodying Confidential Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. All papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment and other materials, including copies and in whatever form relating to the business of any member of the Company Group that I possess or create as a result of my employment by the WFOE, whether or not confidential, are the sole and exclusive property of the Company Group. In the event of the termination or expiration of my employment by the WFOE, I will promptly deliver all such materials to the Company Group.

B. All inventions, ideas, designs, circuits, schematics, formulas, algorithms, trade secrets, works of authorship, developmental processes, techniques, improvements, and related know-how which result from work performed by me, alone or with others, on behalf of the Company Group or through access to the Company Group’s Confidential Information or property, whether or not patentable or copyrightable (collectively “Inventions”) shall be the property of the Company Group, and to the extent permitted by law, shall be “works made for hire.” I hereby assign and agree to assign to the Company Group or its designee, without further consideration, my entire right, title and interest in and to all inventions, including all rights to obtain, register, perfect and enforce patents, copyrights and other intellectual property protection for Inventions. I will disclose promptly and in writing to the individual designated by the Company Group or to my immediate supervisor at the Company Group all Inventions which I have made or reduced to practice. During my employment and for four years after, I will assist the Company Group (at its expense) to obtain and enforce patents, copyrights and other forms of intellectual property protection on inventions. If I use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company Group, the Company Group will have and I hereby grant the Company Group a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

C. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the WFOE. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the WFOE and SAIF (as long as SAIF holds directly or indirectly at least 10% of the issued and outstanding shares of the Series A preferred stock of China Digital TV Technology Co. Ltd. and/or common stock issued upon the conversion of such series A preferred stock) in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company Group. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

5. Miscellaneous

A. I agree that this Agreement is not an employment contract and does not purport to set forth all of the terms and conditions of my employment. However, the terms of this Agreement shall supercede any inconsistent terms and can only be changed by a subsequent written agreement signed by both the WFOE’s Chairman of the Board and SAIF (as long as SAIF holds directly or indirectly at least 10% of the issued and outstanding shares of the series A preferred stock of China Digital TV Technology Co. Ltd. and/or common stock issued upon the conversion of such series A preferred stock).

B. I agree that my obligations under paragraphs 2, 3 and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the WFOE is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company Group members, their subsidiaries, successors and assignees.

C. I agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law of Hong Kong Special Administrative Region, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. I also understand that any breach of this Agreement will cause irreparable harm to the Company Group for which damages would not be an adequate remedy, and, therefore, the Company Group will be entitled to injunctive relief with respect thereto in addition to any other remedies.

D. I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE WFOE, ONE COUNTERPART WILL BE RETAINED BY SAIF, AND ONE COUNTERPART WILL BE RETAINED BY ME.

, 2007	Employee:

Signature
ID Card No.
Home Address:

Accepted and Agreed to
Beijing Super TV Co., Ltd.

By